SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 8, 2007

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

            (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2007 International Flavors and Fragrances Inc. (the “Company” or “IFF”), pursuant to authority granted by the Compensation Committee of the Company’s Board of Directors, entered into a letter agreement (the “Agreement”) with James H. Dunsdon, in connection with Mr. Dunsdon’s retirement from his position as Senior Vice President and Chief Transition Officer effective as of December 31, 2007. The summary of the terms of the agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is filed as Exhibit 10.1 hereto.

Under the terms of the Agreement, Mr. Dunsdon has agreed, effective as of January 1, 2008 and through his retirement date of February 28, 2009, to continue as an employee of the Company to assist in the transition of his current duties, to continue his liaison duties with various industry trade associations and to manage such other projects as are assigned to him from time to time by the Company’s Chairman and Chief Executive Officer. Effective January 1, 2008, Mr. Dunsdon’s base salary will be $215,000 per year and he will continue to be eligible to participate in employee benefits that are available to employees generally. In 2007, he will continue to participate in the Annual Incentive Plan (“AIP”) under the Company’s 2000 Stock Award and Incentive Plan (“2000 SAIP”) at a target annual incentive compensation of 60% of base salary. He will also be eligible to participate in the AIP for 2008 at the same target percentage. His 2009 AIP will be prorated based on the time he serves as an employee during that year (2/12ths or 16.7%). Mr. Dunsdon will also continue to participate fully in the Long-Term Incentive Plan (“LTIP”) under the 2000 SAIP for the 2005-2007 cycle. His participation in the 2006-2008 and 2007-2009 LTIP cycles will be prorated based on the time he serves as an employee during each of those cycles. Mr. Dunsdon will not participate in the 2008-2010 LTIP cycle, nor will he be eligible to receive an equity award grant in 2008 under the Company’s Equity Choice Program under the 2000 SAIP. Effective January 1, 2008, he will also not be eligible to participate in the Company’s Executive Separation Policy. He will, however, continue to be eligible for perquisites that the Company makes available to senior executives, including a Company-provided automobile, financial planning and tax preparation assistance and health club membership.

Robert M. Amen, Chairman and Chief Executive Officer of the Company, thanked Mr. Dunsdon for his many years of service to the Company and for his leadership and impact on the Company throughout this period and thanked him for his willingness to continue to assist the Company for the near term future.

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits

Exhibit No.	Document

10.1	Letter Agreement dated as of November 8, 2007 between James H. Dunsdon, Senior Vice President and Chief Transition Officer, and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: November 13, 2007	By: /s/ DENNIS M. MEANY
Name: Dennis M. Meany
Title: Senior Vice President,
General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.	Document

10.1	Letter Agreement dated as of November 8, 2007 between James H. Dunsdon, Senior Vice President and Chief Transition Officer, and the Company

          Exhibit 10.1

November 8, 2007

Mr. James H. Dunsdon

Dear Jim,

The purpose of this letter is to memorialize your voluntary and mutually agreed changes in status effective January 1, 2008. At that time, you will retire as a director and/or officer of the Company and all entities controlled directly or indirectly by the Company (together with the Company, the “Company Group”) of which you have served as a director and /or officer. You will remain an employee of the Company, reporting to the Chairman and Chief Executive Officer and responsible for liaison with our various trade associations for both flavors and fragrances. You will remain in this capacity until February 28, 2009 at which time you will retire from employment with IFF.

The details of your terms and conditions of employment effective January 1, 2008 are as follows:

1.

Base Salary: Your base salary will be $215,000 per year, which is a monthly rate of $17,916.67. During the period from January 1, 2008 to your normal retirement there will be no adjustments to your base salary unless the broad terms of this agreement are amended.

2.

Annual Incentive Compensation: You will participate in the Annual Incentive Plan (“AIP”) under the Company’s 2000 Stock Award and Incentive Plan (the “2000 SAIP”), under which for 2008 you will have a target annual incentive compensation of 60% of your base salary. Your AIP for 2009 will be prorated based on time served over the business cycle. This will represent a proration of 2/12ths or 16.7%. Your eligibility for annual awards will be based on performance against objectives that will be established at the beginning of each year and payout may range from 0-200% based on achievement.

3.	Long-Term Incentive Plan: You have participated in the three-year performance cycle of the Company’s Long-Term Incentive Plan (“LTIP”).

a.

For the performance cycle that commenced on January 1, 2005 and ends on December 31, 2007 (Cycle V), your personal target award will be at full participation (80% of your base salary at the time of grant) although that award could be higher or lower (including, if threshold growth levels in the Cycle V targets are not met, zero), depending on the Company’s performance. If LTIP awards are earned for Cycle V, they will be paid on or about February 2008.

b.

For the performance cycle that commenced on January 1, 2006 and ends on December 31, 2008 (Cycle VI), your personal target award will be prorated at 66.7% of 80% of your base salary at the time of grant, although that award could be higher or lower (including, if threshold growth levels in the Cycle VI targets are not met, zero), depending on the Company’s performance. If LTIP awards are earned for Cycle VI, they will be paid on or about February 2009; 50% of earned award will be paid in stock and the remaining 50% will be paid in cash.

c.

For the performance cycle that commenced on January 1, 2007 and ends on December 31, 2009 (Cycle VII), your personal target award will be prorated at 33.3% of 60% of your base salary at the time of grant, although that award could be higher or lower (including, if threshold growth levels in the Cycle VII targets are not met, zero), depending on the Company’s performance. If LTIP awards are earned for Cycle VII, they will be paid on or about February 2010; 50% of earned award will be paid in stock and the remaining 50% will be paid in cash.

d.	You will not be eligible to participate in the performance cycle that will commence on January 1, 2008.

4.

Equity Compensation: You will not be eligible to participate in the Equity Choice Program under the Company’s 2000 SAIP for 2008. Prior Equity Choice Program grants and corresponding elections will fully vest in the normal course.

5.

Benefits: Until your normal retirement date (February 28, 2009) you will remain eligible to participate in all IFF U.S. Benefit plans and programs including, but not limited to, the Medical Plan, Dental Plan, Retirement Investment Fund Plan, Deferred Compensation Plan, Life Insurance Program and Long-Term Disability Income Plan, together with all supplemental plans. Subsequent to your normal retirement, you will be eligible to participate in any plans in accordance with normal retirement provisions.

Until your retirement date, you will also be eligible for perquisites that IFF makes available to senior executives, including a Company-provided automobile (or an allowance in lieu of Company-provided automobile) in accordance with the terms of the applicable IFF automobile policy, financial planning and tax preparation assistance, and a Company payment toward a health club membership. Subsequent to your normal retirement, you will not be eligible for these perquisites.

Finally, effective January 1, 2008, you will not be eligible to participate in the IFF Executive Separation Policy. However, in any and all events other than termination for cause, the terms and conditions of this agreement shall remain in force through February 28, 2009.

6.

No Employment Contract; Involuntary Termination without Cause: You agree and acknowledge that this offer letter does not constitute a contract of employment and that the Company is not making any guarantee or promise of future employment to you.

Please sign and return to me one copy of this letter to indicate your understanding of and agreement to the terms and conditions set forth above. Please feel free to contact me if you have any questions.

Sincerely,

/s/ STEVEN J. HEASLIP

Accepted:

I am in agreement with the changes to my employment as outlined above.

/s/ JAMES H. DUNSDON	November 9, 2007
James H. Dunsdon	Date